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                                                                  EXHIBIT 99.1

PROXY

                              PACIFIC ENTERPRISES

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        RICHARD D. FARMAN, THOMAS C. SANGER and WILLIS B. WOOD, JR., or any of them, with full power of substitution, are authorized to vote the stock of the undersigned at the Special Meeting of Shareholders of Pacific Enterprises to be held on Tuesday, March 11, 1997 at 10:00 a.m., local time, or at any adjournment.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE AND, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR APPROVAL OF THE PRINCIPAL TERMS OF THE BUSINESS COMBINATION OF PACIFIC ENTERPRISES AND ENOVA CORPORATION.

            (Continued - to be signed and dated - on reverse side.)


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
                                                                                                                   Please mark
                                                                                                                 your votes as  [X]
                                                                                                               in this example

PACIFIC ENTERPRISES' BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

                                      FOR    AGAINST    ABSTAIN
Approval of the principal terms of    [ ]      [ ]        [ ]         Mark here if you desire confidential    [ ]
the Business Combination of Pacific                                   voting in accordance with the policy
Enterprises and Enova Corporation                                     described in the accompanying Joint
described in the accompanying Joint                                   Proxy Statement/Prospectus.
Proxy Statement/Prospectus.

                                                                      Mark here if you expect to attend the   [ ]
                                                                      Special Meeting in person.
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Signature(s): ____________________________________ Date: __________, 1997
                  Please sign exactly as name appears hereon.
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PROXY
                        CONFIDENTIAL VOTING INSTRUCTIONS

      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PACIFIC ENTERPRISES

        T. Rowe Price Trust Company, Trustee for the Retirement Savings Plans of Pacific Enterprises and its subsidiaries, is authorized and instructed to vote or appoint a proxy or proxies to vote all shares of stock of Pacific Enterprises credited to my account in such Plans at the Special Meeting of Shareholders of Pacific Enterprises to be held on Tuesday, March 11, 1997 at 10:00 a.m., or at any adjournment.

        The Retirement Savings Plans of Pacific Enterprises and its subsidiaries make provisions for you to give confidential instructions as to how you wish shares held by you in the Plans to be voted at the Special Meeting of Shareholders of Pacific Enterprises. The Trustee will vote shares held in the Plans for which instructions are not timely received and shares not allocated to individual accounts in the same manner and ratio as shares for which voting instructions are timely received from participants in the Plans. Revocation or change of vote can be made only by new instructions received at least two days before the meeting.

THIS INSTRUCTION WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE AND, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR APPROVAL OF THE PRINCIPAL TERMS OF THE BUSINESS COMBINATION OF PACIFIC ENTERPRISES AND ENOVA CORPORATION.

             (Continued - to be signed and dated - on reverse side)


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                              FOLD AND DETACH HERE


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
                                                                                                          Please mark
                                                                                                          your vote       [X]
                                                                                                          as in this
                                                                                                          example

Pacific Enterprises' Board of Directors recommends a vote FOR the following:
                                             FOR  AGAINST  ABSTAIN
Approval of the principal terms of the       [ ]    [ ]     [ ]          Voting instructions must be received by the Trustee, and
Business Combination of Pacific                                          may be revoked or changed only by new instructions
Enterprises and Enova Corporation                                        received by the Trustee, at least two days before the
described in the accompanying Joint                                      Special Meeting.
Proxy Statement/Prospectus.
                                                                         Mark here if you plan to attend the Special Meeting  [ ]
                                                                         in person.


                                                                                 __________
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Signature(s): ________________________________________________________________________Date: ______________________________, 1997
              Please sign exactly as name appears hereon.

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                                                       FOLD AND DETACH HERE

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